EXHIBIT 99.1

Investor / Media Relations
Jeff Grosklags
Senior Vice President
Phone: 952.525.5074



                   METRIS REPORTS NET INCOME OF $53.7 MILLION

     MINNETONKA, Minn. (October 24, 2005) - Metris Companies Inc. (NYSE:MXT) today reported net income of $53.7 million for the quarter ended September 30, 2005, or earnings of $0.39 per diluted common share. This compares to net income of $61.8 million for the quarter ended September 30, 2004, or earnings of $0.48 per diluted common share.

     The Company also reported net income of $113.7 million for the nine-month period ended September 30, 2005, or earnings of $0.74 per diluted common share. This compares to net income of $33.0 million for the nine-month period ended September 30, 2004, or earnings of $0.01 per diluted common share.

     "Our third quarter reflects the improved operating performance we have seen over the last two years," said Metris Chairman and Chief Executive Officer David Wesselink. "These results demonstrate the improvements in the year to date excess spread, asset quality and our cash flows, which have allowed us to eliminate all of our corporate debt and invest more heavily in new marketing programs."

Merger Update

     On August 4, 2005, the Company announced a definitive agreement for HSBC Finance Corporation to acquire Metris in an all-cash transaction. Metris will become a wholly owned subsidiary of HSBC Finance Corporation upon completion of the transaction. The acquisition is subject to certain conditions, including resolution of the potential civil injunctive action of the SEC against Metris that was disclosed by the Company on July 12, 2005, approval by the stockholders of Metris, and various regulatory consents. Metris and HSBC have made all regulatory filings required to date and continue to expect the merger will be completed in the fourth quarter.

Operating Data

     New account originations for the three- and nine-month periods ended September 30, 2005 were 249,000 and 577,000, respectively. Gross active accounts were 2.2 million as of September 30, 2005, consistent with 2.2 million as of December 31, 2004, and September 30, 2004. The Company's managed credit card loans were $5.8 billion as of September 30, 2005, compared to $6.6 billion as of December 31, 2004, and $6.8 billion as of September 30, 2004. The managed two-cycle plus delinquency rate was 8.0% as of September 30, 2005, compared to 9.1% as of December 31, 2004, and 9.7% as of September 30, 2004. The managed net charge-off rate was 12.0% for the third quarter of 2005, compared to 13.5% in the previous quarter and 14.6% for the third quarter of 2004.

Metris Master Trust Data

     The three-month average excess spread in the Metris Master Trust was 8.49% for the quarter ended September 30, 2005, compared to 6.83% for the prior quarter and 5.58% for the quarter ended September 30, 2004. The reported two-cycle plus delinquency rate in the Metris Master Trust was 8.1% as of September 30, 2005, compared to 9.2% as of December 31, 2004, and 9.7% as of
September 30, 2004. The three-month average gross default rate of the Metris Master Trust was 13.9% for the quarter ended September 30, 2005, compared to 15.5% for the prior quarter and 16.8% for the quarter ended September 30, 2004.

Liquidity and Funding

     Consolidated total liquid assets were $167.1 million as of September 30, 2005, representing a $230.0 million decrease from $397.1 million as of December 31, 2004. The amount of total liquid assets held by the parent company and its non-bank subsidiaries was $92.5 million as of September 30, 2005, compared to $229.6 million as of December 31, 2004. The liquidity reserve deposit held by our bank subsidiary, which is not included in total liquid assets, was $86.3 million as of September 30, 2005, compared to $79.7 million as of December 31, 2004.

     The Company had no corporate debt as of September 30, 2005, representing a decrease of $373.6 million from December 31, 2004. The Company made optional prepayments totaling approximately $79.1 million on its Senior Notes due July 2006 in the third quarter of 2005.

     Asset-backed funding was $4.7 billion, with $160 million in unused conduit capacity as of September 30, 2005, compared to $5.3 billion of asset-backed funding, with $840 million in unused conduit capacity as of December 31, 2004.

Results of Operations
Three Months Ended September 30, 2005 and 2004

     Revenues for the quarter ended September 30, 2005 were $184.5 million, a $9.9 million decrease from $194.4 million for the quarter ended September 30, 2004. Interest-only revenue increased $34.5 million for the quarter ended September 30, 2005 from the quarter ended September 30, 2004. This increase resulted from a 291-basis-point increase in average excess spread, partially offset by a $918.2 million decrease in average principal receivables. In addition, loss on replenishment of receivables to the Metris Master Trust decreased $22.7 million primarily due to higher excess spread assumptions and lower weighted average months to maturity used in calculating the loss on replenishment.

     Loss on new securitizations of receivables to the Metris Master Trust was $7.1 million for the quarter ended September 30, 2005 compared to zero in the prior year period as there was no securitization activity during the third quarter of 2004. The change in fair value of retained interests in loans securitized decreased $45.5 million to a loss of $20.0 million for the quarter ended September 30, 2005, compared to income of $25.5 million for the quarter ended September 30, 2004. The decrease in change in fair value revenue resulted primarily from a $15.3 million decrease in the change in fair market value associated with the impact of receivable attrition on a higher interst-only strip receivable, an $18.1 million smaller increase in the change in the fair market value of the interest-only strip receivable related to a smaller increase in excess spread assumptions for the quarter, and a $12.1 million decrease related to lower spread reserve releases in the third quarter of 2005.

     Servicing  income on  securitized  receivables  was $27.9  million  for the quarter ended September 30, 2005, a decrease of $4.5 million from the third quarter of 2004 due to a $918.2 million reduction in average principal receivables in the Metris Master Trust. Credit card loan and other interest income and credit card loan fees, interchange and other income totaled $2.8 million, a decrease of $5.5 million from the third quarter of 2004 primarily due to a reduction in average owned credit card loans of $67.0 million between the two periods. Enhancement services income was $2.7 million for the third quarter of 2005, a decrease of $2.9 million from the third quarter of 2004 primarily due to the declining number of memberships resulting from a declining portfolio.

     Total expenses were $110.3 million for the quarter ended September 30, 2005, representing a $1.0 million increase from $109.3 million for the quarter ended September 30, 2004. Included in this amount was a $17.3 million increase in marketing expense resulting from an increase in new account marketing efforts. Largely offsetting this increase was a reduction in interest expense of $13.6 million resulting from a $432.0 million decrease in average corporate debt outstanding.

     Income tax expense was $20.6 million for the quarter ended September 30, 2005, compared to $17.5 million for the previous quarter. This resulted in an effective tax rate of 27.7% for the quarter ended September 30, 2005, compared to 35.0% in the previous quarter. The decrease in the effective tax rate is primarily due to a $4.7 million reduction in tax liability, including interest income, associated with the approval of a federal tax refund during the quarter.

Nine Months Ended September 30, 2005 and 2004

     Revenues for the nine-month period ended September 30, 2005 were $514.0 million, a $114.2 million increase from $399.8 million for the nine-month period ended September 30, 2004. Interest-only revenue increased $89.8 million due to a 260-basis-point increase in average excess spread, partially offset by a $1.1 billion decrease in average principal receivables. Loss on new securitization of receivables to the Metris Master Trust decreased $42.6 million primarily due to lower weighted average months to maturity and enhancement levels on securitization transactions and higher excess spread assumptions used in calculating the loss on new securitization. Loss on replenishment of receivables to the Metris Master Trust decreased $49.5 million primarily due to higher excess spread assumptions and lower weighted average months to maturity on outstanding securitization transactions used in calculating the loss on replenishment. Transaction and other costs decreased $75.8 million primarily due to fees incurred in 2004 related to establishing a two-year financing conduit and commitment fees to insure future asset-backed transactions. These improvements were partially offset by a $93.4 million decrease in the change in fair value of retained interests in loans securitized. This decrease resulted primarily from an $88.5 million larger reduction in fair value primarily related to the impact of receivable attrition on a higher interest-only strip receivable and a $25.5 million smaller increase in the fair market value of the interest-only strip receivable related to a smaller change in excess spread assumptions for the nine-month period, partially offset by a $10.2 million larger increase in fair value primarily related to interest earned on cash balances at the Metris Master Trust.

     Servicing income on securitized receivables was $85.6 million for the nine-month period ended September 30, 2005, a decrease of $16.9 million from the nine-month period ended September 30, 2004, due to a $1.1 billion reduction in average principal receivables in the Metris Master Trust. Credit card loan and other interest income and credit card loan fees, interchange and other income totaled $15.7 million for the nine-month period ended September 30, 2005, a decrease of $18.8 million from the nine-month period ended September 30, 2004. This decrease was primarily due to a reduction in average owned credit card loans of $61.4 million between the two periods. Enhancement services income was $9.2 million for the nine-month period ended September 30, 2005, a decrease of $11.0 million from the nine-month period ended September 30, 2004, primarily due to the declining number of memberships resulting from a declining portfolio.

     Total expenses were $347.4 million for the nine-month period ended September 30, 2005, a $0.6 million increase from $346.8 million for the nine-month period ended September 30, 2004. This increase resulted primarily from a $38.7 million increase in marketing expense during the nine months ended September 30, 2005. This increase resulted from an increase in new accounts, an increase in overall account marketing to offset a decline in customer response rates consistent with current trends in the industry, and an increase in partnership marketing expenditures during the nine-month period. This increase was partially offset by a reduction in expenses associated with the termination of our obligations under a temporary servicing arrangement with the purchaser of our membership club and warranty business. Largely offsetting the increase in marketing expense was a $30.3 million decrease in interest expense for the nine months ended September 30, 2005 over the comparable prior year period and a $6.0 million reduction in data processing services and communications expense. The decrease in interest expense resulted from a $238.5 million reduction in average debt outstanding between the two periods. The reduction in data processing services and communications expense resulted from a reduction in average gross active accounts between the two periods.

     Income tax expense was $52.8 million for the nine months ended September 30, 2005, compared to $20.0 million for the prior year period. This resulted in an effective tax rate of 31.7% for the nine-month period ended September 30, 2005, compared to 37.7% in the prior year period. The decrease in the effective tax rate is primarily due to a $4.7 million reduction in tax liability, including interest income, associated with approval of a federal tax refund and $3.4 million from a reduction in the deferred tax asset valuation allowance for the nine-month period ended September 30, 2005.

     Metris Companies Inc. (NYSE:MXT), based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

     Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law.
Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: the fact that completion of the merger is dependent on, among other things, receipt of stockholder and regulatory approvals, the timing of which cannot be predicted with precision and which may not be received at all; financial performance of each of HSBC Finance and Metris through completion of the merger; changes in the capital markets; the occurrence of any circumstance or event that would constitute a material adverse effect with respect to Metris for purposes of the merger agreement; adverse governmental or regulatory policies; failure to resolve Metris' pending SEC investigation in the manner contemplated by the terms of the merger agreement; competition from other financial services companies in Metris' and HSBC Finance's markets; the loss of key employees; and general economic conditions, including movements in interest rates, that could adversely affect credit quality and loan originations and the costs or availability of funding.

     For further information on risks that could impact us and the statements contained in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K, as amended.

     Metris Companies Inc. will host a live conference call on Tuesday, October 25, 2005, at 11:00 a.m. Eastern Time. The press and public are invited to listen to a live webcast of the call by registering at http://www.metriscompanies.com. Click on the Investors icon to participate. A replay of the webcast will be available on October 25, 2005, at 2:00 p.m. Eastern Time. A recorded version of the conference call will be available for investors by calling 1-800-405-2236, reservation 11040335#. The recording will also be available beginning at 2:00 p.m. Eastern Time on October 25, 2005.

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data)

                                                                        September 30,
                                                                            2005                   December 31,
                                                                        (unaudited)                    2004
                                                                       -------------              -------------
Assets
Cash and due from banks                                               $       25,248             $       25,198
Federal funds sold                                                            22,005                     22,450
Short-term investments                                                        58,786                     43,070
                                                                       -------------              -------------
      Cash and cash equivalents                                              106,039                     90,718

Available for sale securities                                                 61,100                    306,409
Liquidity reserve deposit                                                     86,284                     79,746
Credit card loans, net of allowance
     of $1,645 and $12,409, respectively                                       2,586                     55,821
Retained interests in loans securitized                                      851,143                    784,135
Property and equipment, net                                                   21,737                     24,135
Other receivables due from credit card securitizations, net                   80,874                     68,021
Other assets                                                                  51,707                     72,494
                                                                       -------------              -------------
      Total assets                                                    $    1,261,470             $    1,481,479
                                                                       =============              =============

Liabilities
Debt                                                                  $           --             $      373,624
Accounts payable                                                              34,766                     37,619
Accrued expenses and other liabilities                                       162,064                    122,934
                                                                       -------------              -------------
      Total liabilities                                                      196,830                    534,177
                                                                       -------------              -------------

Stockholders' Equity
Convertible preferred stock, par value $.01 per share;
      10,000,000 shares authorized, 1,476,680 and 1,381,327
      shares issued and outstanding, respectively                            550,064                    514,545
Common stock, par value $.01 per share;
      300,000,000 shares authorized, 65,547,601 and
      65,182,416 issued, respectively                                            655                        652
Paid-in capital                                                              237,865                    233,989
Unearned compensation                                                           (286)                        --
Treasury stock - 7,055,300 shares                                            (58,308)                   (58,308)
Retained earnings                                                            334,650                    256,424
                                                                       -------------              -------------
      Total stockholders' equity                                           1,064,640                    947,302
                                                                       -------------              -------------
      Total liabilities and stockholders' equity                      $    1,261,470             $    1,481,479
                                                                       =============              =============


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                        Three Months Ended                   Nine Months Ended
                                                                           September 30,                        September 30,
                                                                      2005               2004              2005             2004
                                                                  -------------     -------------     -------------    -------------
Revenues
Loss on new securitizations of receivables to the
 Metris Master Trust                                              $     (7,106)      $         --      $    (49,313)    $   (91,886)
Gain (loss) on replenishment of receivables to the
 Metris Master Trust                                                       736            (21,972)          (21,890)        (71,353)
Discount accretion                                                      58,355             63,747           180,187         185,287
Interest-only revenue                                                  121,798             87,316           307,186         217,385
Change in fair value of retained interests in loans securitized        (20,027)            25,518               781          94,202
Transaction and other costs                                             (2,755)            (6,634)          (15,253)        (91,018)
                                                                  ------------       ------------      ------------     -----------
 Securitization income                                                 151,001            147,975           401,698         242,617

Servicing income on securitized receivables                             27,947             32,496            85,640         102,580
Credit card loan and other interest income                               2,161              4,549            10,320          14,665
Credit card loan fees, interchange and other income                        652              3,736             5,352          19,816
Enhancement services income                                              2,748              5,692             9,174          20,148
Gain on sale of membership and warranty business                            --                 --             1,800              --
                                                                  ------------       ------------      ------------     -----------
 Total revenues                                                        184,509            194,448           513,984         399,826
                                                                  ------------       ------------      ------------     -----------

Expenses
Interest                                                                   456             14,056            16,357          46,701
(Benefit) provision for loan losses                                       (771)             1,408            (6,322)         (5,175)
Marketing                                                               34,455             17,190            87,526          48,848
Employee compensation                                                   36,501             31,554           111,096         106,222
Data processing services and communications                             12,608             12,203            36,440          42,452
Credit protection claims                                                 4,063              3,421            13,506          14,805
Occupancy and equipment                                                  4,621              5,442            14,275          17,827
Other                                                                   18,346             23,985            74,553          75,095
                                                                  ------------       ------------      ------------     -----------
 Total expenses                                                        110,279            109,259           347,431         346,775
                                                                  ------------       ------------      ------------     -----------

Income before income taxes                                              74,230             85,189           166,553          53,051
Income tax expense                                                      20,569             23,425            52,808          20,003
                                                                  ------------       ------------      ------------     -----------
Net income                                                              53,661             61,764           113,745          33,048
Convertible preferred stock dividends                                   12,104             11,073            35,519          32,494
                                                                  ------------       ------------      ------------     -----------
Net income after preferred dividends                              $     41,557       $     50,691      $     78,226     $       554
                                                                  ============       ============      ============     ===========

Earnings per share
Distributed                                                       $         --       $         --      $         --     $        --
Undistributed                                                             0.40               0.49              0.75            0.01
                                                                  ------------       ------------      ------------     -----------
Total Basic                                                       $       0.40       $       0.49      $       0.75     $      0.01
                                                                  ============       ============      ============     ===========

Total Diluted                                                     $       0.39       $       0.48      $       0.74     $      0.01

Shares used to compute earnings per share
Basic                                                                   58,435             57,981            58,293          57,899
Diluted                                                                 59,361             58,915            59,095          58,830

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Quarterly Financial Information and Earnings per Share Data (In thousands, except per-share data) (unaudited)

                                                                                    Three Months Ended
                                                            September 30,    June 30,    March 31,    December 31,   September 30,
                                                                2005          2005         2005           2004           2004
                                                             ----------    ----------    ----------    ----------     ----------
Revenues
Loss on new securitizations of receivables to the
 Metris Master Trust                                         $   (7,106)   $  (13,046)   $  (29,161)   $  (51,735)    $       --
Gain (loss) on replenishment of receivables to the
 Metris Master Trust                                                736       (11,129)      (11,497)      (16,840)       (21,972)
Discount accretion                                               58,355        60,503        61,329        69,168         63,747
Interest-only revenue                                           121,798        96,503        88,885        75,325         87,316
Change in fair value of retained interests in
 loans securitized                                              (20,027)       15,696         5,112        20,314         25,518
Transaction and other costs                                      (2,755)       (5,886)       (6,612)       (9,539)        (6,634)
                                                             ----------    ----------    ----------    ----------     ----------
 Securitization income                                          151,001       142,641       108,056        86,693        147,975

Servicing income on securitized receivables                      27,947        28,273        29,420        31,085         32,496
Credit card loan and other interest income                        2,161         3,211         4,948         5,435          4,549
Credit card loan fees, interchange and other income                 652         1,920         2,780         2,150          3,736
Enhancement services income                                       2,748         2,961         3,465         4,939          5,692
Gain on sale of membership and warranty business                     --            --         1,800            --             --
                                                             ----------    ----------    ----------    ----------     ----------
 Total revenues                                                 184,509       179,006       150,469       130,302        194,448
                                                             ----------    ----------    ----------    ----------     ----------
Expenses
Interest                                                            456         4,520        11,381        13,740         14,056
(Benefit) provision for loan losses                                (771)       (4,603)         (948)          413          1,408
Marketing                                                        34,455        33,924        19,147        29,810         17,190
Employee compensation                                            36,501        38,086        36,509        35,131         31,554
Data processing services and communications                      12,608        11,832        12,000        12,489         12,203
Credit protection claims                                          4,063         4,030         5,413         3,086          3,421
Occupancy and equipment                                           4,621         4,761         4,893         4,764          5,442
Other                                                            18,346        36,448        19,759        27,964         23,985
                                                             ----------    ----------    ----------    ----------     ----------
 Total expenses                                                 110,279       128,998       108,154       127,397        109,259
                                                             ----------    ----------    ----------    ----------     ----------

Income before income taxes                                       74,230        50,008        42,315         2,905         85,189
Income tax expense                                               20,569        17,505        14,734         2,208         23,425
                                                             ----------    ----------    ----------    ----------     ----------
Net income                                                       53,661        32,503        27,581           697         61,764
Convertible preferred stock dividends                            12,104        11,838        11,577        11,323         11,073
                                                             ----------    ----------    ----------    ----------     ----------
Net income (loss) after preferred dividends                  $   41,557    $   20,665    $   16,004    $  (10,626)    $   50,691
                                                             ==========    ==========    ==========    ==========     ==========
Earnings (loss) per share(1)
Distributed earnings - Preferred                             $   12,104    $   11,838    $   11,577    $   11,323     $   11,073
Weighted average preferred shares                                 1,444         1,412         1,381         1,351          1,321
                                                             ----------    ----------    ----------    ----------     ----------
Distributed earnings per share - Preferred                   $     8.38    $     8.38    $     8.38    $     8.38     $     8.38
                                                             ==========    ==========    ==========    ==========     ==========

Undistributed earnings (loss)                                $   41,557    $   20,665    $   16,004    $  (10,626)    $   50,691
Preferred ownership on a converted basis                             44%           44%           44%           44%            44%
                                                             ----------    ----------    ----------    ----------     ----------
Preferred stockholders' interest in undistributed
  earnings (loss)(2)                                         $   18,285    $    9,093    $    7,042    $       --     $   22,304
                                                             ----------    ----------    ----------    ----------     ----------
Weighted average preferred shares                                 1,444         1,412         1,381         1,351          1,321
                                                             ----------    ----------    ----------    ----------     ----------
Undistributed earnings per share - Preferred                 $    12.66    $     6.44    $     5.10    $       --     $    16.88
                                                             ==========    ==========    ==========    ==========     ==========

Undistributed earnings (loss)                                $   41,557    $   20,665    $   16,004    $  (10,626)    $   50,691
Common ownership                                                     56%           56%           56%           56%            56%
                                                             ----------    ----------    ----------    ----------     ----------
Common stockholders' interest in undistributed
 earnings (loss)(2)                                          $   23,272    $   11,572    $    8,962    $  (10,626)    $   28,387
                                                             ----------    ----------    ----------    ----------     ----------
Weighted average common shares and common
 share equivalents                                               59,361        59,045        58,953        58,083         58,915
                                                             ----------    ----------    ----------    ----------     ----------
Undistributed common earnings (loss)
 per share - Diluted                                         $     0.39    $     0.20    $     0.15    $    (0.18)    $     0.48
                                                             ==========    ==========    ==========    ==========     ==========



(1) In accordance with Emerging Issues Task Force Issue No. 03-6 Participating Securities and the Two-Class Method under FASB Statement (128), earnings per common share are calculated as net income after preferred dividends, less undistributed income allocated to preferred stockholders', divided by the sum of weighted average common shares outstanding. For diluted earnings per share purposes, common share equivalents are added to the weighted average common shares outstanding unless they are determined to be anti-dilutive. Common share equivalents do not include an assumed conversion of preferred securities.

(2) Preferred stockholders' do not participate in any undistributed losses with common stockholders'.

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)


                                                                                Three Months Ended
                                                    September 30,     June 30,       March 31,      December 31,     September 30,
                                                       2005             2005            2005            2004              2004
                                                    -----------     -----------     -----------     -----------      ------------
Metris Master Trust
Restricted Cash
  Cash restricted due to performance                $        --     $        --     $    35,059     $    36,367      $    94,427
  Cash restricted due to corporate debt ratings          13,187          13,187          13,187          13,187           13,187
  Other non-performance based cash restricted            53,114          35,593          62,296          37,770           44,716
                                                    -----------     -----------     -----------     -----------      -----------
   Total cash restricted                            $    66,301     $    48,780     $   110,542     $    87,324      $   152,330
                                                    ===========     ===========     ===========     ===========      ===========


Gross Yield(1)                                            28.49%          27.99%          28.73%          27.03%           26.49%
Principal defaults                                        13.88%          15.54%          17.08%          17.52%           16.79%
Interest expense and servicing fees                        6.12%           5.62%           5.18%           4.65%            4.12%
                                                    -----------     -----------     -----------     -----------      -----------
  Average excess spread                                    8.49%           6.83%           6.47%           4.86%            5.58%
                                                    ===========     ===========     ===========     ===========      ===========

Average principal receivables                       $ 5,542,053     $ 5,666,656     $ 5,960,984     $ 6,180,757      $ 6,460,243
Ending gross receivables                            $ 5,759,527     $ 5,874,261     $ 6,050,712     $ 6,443,919      $ 6,654,178
Ending principal receivables                        $ 5,478,683     $ 5,586,973     $ 5,753,684     $ 6,117,669      $ 6,304,711
Total two-cycle plus delinquency rate                       8.1%            7.7%            8.3%            9.2%             9.7%
Principal two-cycle plus delinquency rate                   6.8%            6.4%            7.0%            7.7%             8.2%
Average enhancement levels                                 12.7%           11.4%           12.5%           12.1%            11.1%

Selected Operating Data - Owned Basis
Balance Sheet
Total liquid assets
  MCI and non-bank subsidiaries                     $    92,459     $   193,460     $   124,027     $   229,600      $   230,400
  Direct Merchants Bank                                  74,680          93,496         183,211         167,527          173,130
                                                    -----------     -----------     -----------     -----------      -----------
                                                    $   167,139     $   286,956     $   307,238     $   397,127      $   403,530
                                                    ===========     ===========     ===========     ===========      ===========
Retained interests in loans securitized
  Contractual retained interests                    $   542,129     $   478,440     $   516,983     $   537,945      $   493,574
  Excess transferor's interests                         146,056         153,954         180,886         105,237          158,307
  Interest-only strip receivable                        110,330         102,105          83,460          82,672           73,075
  Spread accounts receivable                             52,628          34,685          84,247          58,281          114,452
                                                    -----------     -----------     -----------     -----------      -----------
                                                    $   851,143     $   769,184     $   865,576     $   784,135      $   839,408
                                                    ===========     ===========     ===========     ===========      ===========
Valuation assumptions
  Monthly payment rate                                      8.4%            8.2%            7.7%            7.6%             7.5%
  Gross yield                                              26.2%           26.3%           26.3%           25.9%            25.5%
  Annual interest expense and servicing fee                 5.8%            5.5%            5.4%            5.0%             4.7%
  Annual gross principal default rate                      16.7%           17.4%           18.2%           18.4%            18.6%
  Weighted average months to maturity                      13.7            17.9            18.7            20.1             20.8

Discount Rate
  Contractual retained interests/Excess
    transferor's interest                                  15.0%           15.0%           15.0%           16.0%            16.0%
  Interest-only strip receivable                           30.0%           30.0%           30.0%           30.0%            30.0%
  Spread accounts receivable                               15.0%           15.0%           15.0%           16.0%            16.0%

Average total stockholders' equity                  $ 1,038,472     $   995,154     $   958,492     $   953,794      $   914,917
Total stockholders' equity                          $ 1,064,640     $ 1,010,164     $   975,322     $   947,302      $   945,657
Common stockholders' equity                         $   514,576     $   472,204     $   449,200     $   432,757      $   442,435
Common shares outstanding                                58,492          58,446          58,170          58,127           58,044
Preferred securities on a converted basis                45,054          45,054          45,054          45,054           45,054
Total book value                                    $     10.28     $      9.76     $      9.45     $      9.18      $      9.17
Common stockholders' book value                     $      8.80     $      8.08     $      7.72     $      7.45      $      7.62



(1) Includes cash flows from finance charges, late, overlimit, debt waiver and cash advance fees, bad debt recoveries and interchange income.

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands) (unaudited)

                                                                                Three Months Ended
                                                    September 30,     June 30,       March 31,      December 31,     September 30,
                                                       2005             2005            2005            2004              2004
                                                    -----------     -----------     -----------     -----------      ------------
Selected Operating Data - Owned Basis:
Income Statement
Loss on new securitizations of receivables to
  the Metris Master Trust:
  Defeasance of maturing ABS series into conduit    $        --     $        --     $   (34,525)(3) $   (16,559)(5)  $         --
  New term ABS transactions                                  --         (13,046)(2)          --         (35,176)(6)            --
  Paired series transactions                             (7,106)(1)          --              --              --                --
  Issuance of BB bonds                                       --              --           5,364(4)           --                --
                                                    -----------     -----------     -----------     -----------      ------------
                                                         (7,106)        (13,046)        (29,161)        (51,735)               --
Gain (loss) on replenishment of receivables to the
  Metris Master Trust                                       736         (11,129)        (11,497)        (16,840)          (21,972)
Discount accretion                                       58,355          60,503          61,329          69,168            63,747
Interest-only revenue:
  Gross Yield(7)                                        393,419         390,961         414,405         414,140           428,183
  Principal defaults                                    193,587         219,105         249,571         271,603           275,075
  Interest expense and servicing fees                    78,034          75,353          75,949          67,212            65,792
                                                    -----------     -----------     -----------     -----------      ------------
                                                        121,798          96,503          88,885          75,325            87,316

Change in fair value of retained interests
  in loans securitized                                  (20,027)         15,696           5,112          20,314            25,518
Transaction and other costs                              (2,755)         (5,886)         (6,612)         (9,539)           (6,634)
                                                    -----------     -----------     -----------     -----------      ------------
  Securitization income                             $   151,001     $   142,641     $   108,056     $    86,693      $    147,975
                                                    ===========     ===========     ===========     ===========      ============

Other Expenses
  MasterCard/Visa assessment and fees               $     2,136     $     2,051     $     1,677     $     1,881      $      1,625
  Credit card fraud losses                                  636             455             533             619               696
  Legal fees                                              2,220           2,058             861           2,306             2,788
  Collection and risk management                          2,741           2,889           3,091           3,066             3,301
  Other professional fees                                 5,183           4,550           4,581           5,317             5,318
  Purchased portfolio premium amortization                1,393           1,458           1,709           1,557             2,241
  Asset impairment, lease write-offs and severance          259             (11)             35             682             1,263
  Debt prepayment expenses                                  786          18,252           1,989           7,481                --
  General and administrative expenses and other           2,992           4,746           5,283           5,055             6,753
                                                    -----------     -----------     -----------     -----------         ---------
   Total other expenses                             $    18,346     $    36,448     $    19,759     $    27,964      $     23,985
                                                    ===========     ===========     ===========     ===========      ============


(1)  Loss  represents   $73.8  million  retained  bond  (9.0  to  9.5%  required
subordination) discounted at 15% for 2.1 months and a $4.6 million decrease in the interest-only strip receivable.

(2) Loss represents $89 million retained bond (14.0% required subordination, including the issuance of BB bonds) discounted at 15% for 23 months, partially offset by the present value of future 20 months assumed excess spread discounted at 30%.

(3) Loss represents $204 million retained bond (18.5% required subordination) discounted at 16% for 15 months and a $33 million spread account floor discounted at 16% for 15 months, partially offset by the present value of future 15 months assumed excess spread discounted at 30%.

(4) Gain represents the reversal of the remaining discount (16% over 21 months) on a $53 million retained bond, partially offset by a $7 million interest reserve account discounted at 16% for 21 months and increased interest expense on $53 million of BB bonds discounted monthly at 30%.

(5) Loss represents discount on an $82 million retained bond (18.5% required subordination) discounted at 16% for 18 months and a $15 million spread account floor discounted at 16% for 18 months, partially offset by the present value of future 18 months assumed excess spread discounted at 30%.

(6) Loss represents discount on $155 million retained bond (20.5% required subordination) discounted at 16% for 23 months, partially offset by the present value of future 23 months assumed excess spread discounted at 30%.

(7) Includes cash flows from finance charges, late, overlimit, debt waiver and cash advance fees, bad debt recoveries and interchange income.

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands) (unaudited)

The following information is not in conformity with accounting principles generally accepted in the United States of America; however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.


                                                                                Three Months Ended
                                                    September 30,     June 30,       March 31,      December 31,     September 30,
                                                       2005             2005            2005            2004              2004
                                                    -----------     -----------     -----------     -----------      ------------
Selected Operating Data - Managed Basis:
Account Originations
  Partner                                                    63              38              34              42               28
  Non-partner                                               186             127             129             166               90
                                                    -----------     -----------     -----------     -----------      -----------
   Total account originations                               249             165             163             208              118
                                                    ===========     ===========     ===========     ===========      ===========
Gross active accounts
  Historical vintages(1)                                  1,355           1,452           1,555           1,678            1,802
  New vintages(1)                                           858             708             613             499              375
                                                    -----------     -----------     -----------     -----------      -----------
                                                          2,213           2,160           2,168           2,177            2,177
                                                    ===========     ===========     ===========     ===========      ===========
Period-end loans
  Historical vintages(1)                            $ 4,576,709     $ 4,887,827     $ 5,261,812     $ 5,787,904      $ 6,164,106
  New vintages(1)                                     1,251,844       1,046,209         908,165         792,316          617,358
                                                    -----------     -----------     -----------     -----------      -----------
                                                    $ 5,828,553     $ 5,934,036     $ 6,169,977     $ 6,580,220      $ 6,781,464
                                                    ===========     ===========     ===========     ===========      ===========
Period-end loans(2):
  Credit card loans                                 $     4,231     $     6,505     $    61,956     $    68,230      $    70,389
  Receivables held by the Metris Master Trust         5,824,322       5,927,531       6,108,021       6,511,990        6,711,075
                                                    -----------     -----------     -----------     -----------      -----------
  Managed                                           $ 5,828,553     $ 5,934,036     $ 6,169,977     $ 6,580,220      $ 6,781,464
                                                    ===========     ===========     ===========     ===========      ===========

Average loans(2):
  Credit card loans                                 $     5,588     $    25,529     $    65,571     $    69,310      $    72,581
  Receivables held by the Metris Master Trust         5,889,518       6,021,409       6,346,605       6,589,913        6,892,481
                                                    -----------     -----------     -----------     -----------      -----------
  Managed                                           $ 5,895,106     $ 6,046,938     $ 6,412,176     $ 6,659,223      $ 6,965,062
                                                    ===========     ===========     ===========     ===========      ===========

Two-cycle plus delinquencies:
  Credit card loans                                 $       910     $     3,283     $     6,205     $     7,781      $     8,886
  Receivables held by the Metris Master Trust           466,414         453,146         504,840         593,819          648,321
                                                    -----------     -----------     -----------     -----------      -----------
  Managed                                           $   467,324     $   456,429     $   511,045     $   601,600      $   657,207
                                                    ===========     ===========     ===========     ===========      ===========

Two-cycle plus delinquency ratio:
  Credit card loans                                        21.5%           50.5%           10.0%           11.4%            12.6%
  Receivables held by the Metris Master Trust               8.0%            7.6%            8.3%            9.1%             9.7%
  Managed                                                   8.0%            7.7%            8.3%            9.1%             9.7%

Net charge-offs
  Credit card loans                                 $     1,335     $     1,476     $     1,631     $     2,298      $     2,490
  Receivables held by the Metris Master Trust           177,632         202,226         227,592         257,106          253,782
                                                    -----------     -----------     -----------     -----------      -----------
  Managed                                           $   178,967     $   203,702     $   229,223     $   259,404      $   256,272
                                                    ===========     ===========     ===========     ===========      ===========

Net charge-off ratio annualized:
  Credit card loans                                        94.8%           23.2%           10.1%           13.2%            13.6%
  Receivables held by the Metris Master Trust              12.0%           13.5%           14.5%           15.5%            14.6%
  Managed                                                  12.0%           13.5%           14.5%           15.5%            14.6%




(1) New vintages include credit card account originations between 2003 and 2005. Historical vintages include credit card account originations and portfolio purchases prior to 2003.

(2) Included in period-end loans and average loans are principal receivables, accrued finance charges and net deferred acquisition costs.